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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73035) pertaining to the 1996 Employee Stock Option Plan, 1997 Restaurant Management Stock Option Plan, 1998 Stock Option Plan and 1998 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-98665) pertaining to the 1998 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan, and in the Registration Statement (Form S-3 No. 333-56618) of P.F. Chang's China Bistro, Inc. of our report dated January 30, 2004, except for the matters disclosed in Note 1 as to which the date is March 12, 2004, with respect to the consolidated financial statements of P.F. Chang's China Bistro, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2003, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Phoenix, Arizona
March 12, 2004